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                                                                      EXHIBIT 21

                                ROCK-TENN COMPANY

                        SUBSIDIARIES OF ROCK-TENN COMPANY

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                NAME                                       JURISDICTION OF INCORPORATION
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
1.  Concord Industries, Inc.                                      Illinois
2.  Dominion Paperboard Products, Ltd.                            Quebec, Canada
3.  Groupe Cartem Wilco Inc.                                      Quebec, Canada
4.  Ling Industries, Inc.                                         Quebec, Canada
5.  Ling Quebec Inc.                                              Quebec, Canada
6.  PCPC, Inc.                                                    California
7.  Rock-Tenn Company, Mill Division, Inc.                        Tennessee
8.  Rock-Tenn Company of Texas                                    Georgia
9.  Rock-Tenn Company of Arkansas                                 Georgia
10. Rock-Tenn Company of California, Inc.                         Delaware
11. Rock-Tenn Company of Illinois, Inc.                           Illinois
12. Rock-Tenn Converting Company                                  Georgia
13. Rock-Tenn Financial, Inc.                                     Delaware
14. Rock-Tenn Partition Company                                   Georgia
15. Rock-Tenn Real Estate, LLC                                    Georgia
16. RTS Packaging, LLC                                            Delaware
17. RTS Empaques, S. de R.L. C.V.                                 Monterrey, Mexico
18. RTS Embalajes de Chile Limitada                               Santiago, Chile
19. Wabash Corporation                                            Delaware
20. Waldorf Corporation                                           Delaware
21. Waldorf Corporation of Minnesota                              Delaware
22. Wilco, Inc.                                                   Quebec, Canada
23. 9124-1232 Quebec Inc.                                         Quebec, Canada
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